CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Registration Statement on Form S-1/A of our report dated March 26, 2009, except for Note 2 which is as of July 10, 2009, relating to the financial statements of SSGI, Inc. (f/k/a Phage Therapeutics International, Inc.), as of December 31, 2008 and 2007 and for the years then ended and to all references to our firm included in this Registration Statement.

/s/ Mallah Furman

Fort Lauderdale, Florida
October 26, 2009